SECURITIES AND EXCHANGE COMMISSION

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FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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VOICESERVE, INC.
(Exact Name of Small Business Issuer in its Charter)

DELAWARE		________
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

Cavendish House
369 Burnt Oak Broadway
Edgware, Middlesex HA8 5AW
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Cavendish House
369 Burnt Oak Broadway
Edgware, Middlesex HA8 5AW
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Proposed Maximum Aggregate Offering Price per share (2)	Amount of Registration fee

Common Stock, par value $0.001	2,335,550	$.35	$817,442.50	$25.10

(1) The shares of our Common Stock being registered hereunder are being registered for resale by the selling securityholders named in the prospectus. For purposes of estimating the number of shares of our Common Stock to be included in this registration statement, we calculated a good faith estimate of the number of shares that we believe may be issuable pursuant to the equity line financing to account for market fluctuations.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and can be traded on the over-the-counter market on the OTC Bulletin Board under the symbol “VSRV.” However, as of August 30, 2007, the shares have not yet traded.

Therefore, in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

VOICESERVE, INC.
2,335,550 SHARES OF
COMMON STOCK

This prospectus relates to the resale of up to 2,335,550 shares of our Common Stock, par value $.001 per share (“Common Stock”) issuable to Dutchess Private Equities Fund, Ltd. (“Dutchess” or the “Selling Securityholder”). The Selling Securityholder may sell their common stock from time to time at prevailing market prices.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol “VSRV.” As of August 30, 2007 the Company’s shares have not yet been traded.

THIS COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 6.

Neither the securities and exchange commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: August 30, 2007

ABOUT OUR COMPANY

Voiceserve, Inc. (formerly known as 4306, Inc.) was incorporated on December 9, 2005, under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Prior to February 20, 2007, we had been in the developmental stage since inception and had no operations to date other than issuing shares to our original shareholder.

On February 20, 2007, pursuant to a Stock Purchase Agreement and Share Exchange between Voiceserve Limited, a United Kingdom corporation, and us (the "Agreement"), we obtained all of the issued and outstanding shares of Voiceserve Limited. Pursuant to the Agreement, Voiceserve Limited became our wholly owned subsidiary. Now through Voiceserve Limited, we are a development stage company. Pursuant to this Agreement, we changed our name to Voiceserve, Inc.

We are located in London, England and we develop easy-to-use features for callers to communicate in more ways, more affordably and with better sound quality than ever before. Our software allows us to offer global consumers, superior-quality voice calls over the Internet and from mobile phones. Superior sound quality, nearly limitless growth capability and low barriers to entry, are positive features of our business model. To benefit from our calls, users need simply to purchase any of our products ranging from the SIM to the USB handset. We are cross-compatible for a wide range of different computer platforms and devices including Windows, and Pocket PC and most Mobile phones. Our users enjoy unlimited mobility and can log in to their own account and access their contact list from any laptop, PocketPC or PDA worldwide.

Our objective is to market the products and service and to offer it worldwide under the “Voiceserve” brand name.

We expect to derive our revenue from the sale of our products and services.  Voiceserve has begun generating revenues through exchanging wholesale minutes. Call shop operators in the UK and beyond, subscribing to the reseller program are contributing to the monthly revenues. Voiceserve’s Voicesim GSM  card, a sim card one inserts into a mobile phone enables travelers and students to connect and be connected whilst roaming different continents at competitive rates. Consumers will purchase the SIM Card, which is compatible with most mobile phones on the open market across the globe. When the phone is purchased, the client simply had to ensure that the seller has made the unit accessible to all sim cards, and not exclusively the sim supplied by his local supplier. Voiceserve’s sim provides savings for both incoming and outgoing calls while roaming in most countries. Variations of these services will compete in the Retail, Small-Medium Enterprise, and Large Enterprise, markets.

We presently maintain our principal offices at Cavendish House, 369 Burnt Oak Broadway Edgware, Middlesex HA8 5AW. Our telephone number is 44 208 136 6000.

The Offering

Common Shares Outstanding
Prior to Offering
Common Stock, $.001 par value	23,277,425

Common Stock Offered by Selling
Securityholders	2,335,550

Use of Proceeds	We will not receive any proceeds from the sale by the Selling Securityholders of shares in this offering, except upon drawdowns made pursuant to the equity line.

Risk Factors	An investment in our common stock involves a high degree of risk and could result in a loss of your entire investment.

OTC Symbol	VRSV

Executive Offices	Currently, our executive offices are located at 369 Burnt Oak Broadway, Edgware, Middlesex HA8 5AW, and our telephone number is 44 208 136 6000.

Transaction Summary
Transaction with Dutchess Private Equities Fund LTD.

On August 20, 2007, we entered into an Investment Agreement with Dutchess Private Equities (the “Investor”). Pursuant to this Agreement, the Investor shall commit to purchase up to $10,000,000 of our common stock over the course of thirty-six (36) months. The amount that we shall be entitled to request from each purchase (“Puts”) shall be equal to, at our election, either (i) up to $250,000 or (ii) 200% of the average daily volume (U.S. market only) of the common stock for the ten (10) trading days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the Put Date. The put date shall be the date that the Investor receives a put notice of a draw down by us. The purchase price shall be set at ninety-three percent (93%) of the lowest closing Best Bid price of the Common Stock during the pricing period. The pricing period shall be the five (5) consecutive trading days immediately after the put notice date. There are put restrictions applied on days between the put date and the closing date with respect to that particular put. During this time, we shall not be entitled to deliver another put notice. Further, we shall reserve the right to withdraw that portion of the put that is below seventy-five percent (75%) of the lowest closing bid prices for the 10-trading day period immediately preceding each put notice.

We shall automatically withdraw that portion of the put notice amount, if the Market Price with respect to that Put does not meet the Minimum Acceptable Price. The Minimum Acceptable Price is defined as seventy-five percent (75%) of the closing bid price of the common stock for the three (3) trading days prior to the Put Date.

In connection with the Agreement, we entered into a Registration Rights Agreement with Dutchess (“Registration Agreement”). Pursuant to the Registration Agreement, we are obligated to file a registration statement with the Securities and Exchange Commission (“SEC”) covering 2,335,550 shares of the common stock underlying the Investment Agreement within 15 days after the closing date. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the closing date.

SUMMARY INFORMATION AND RISK FACTORS

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis and Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data for the years ended March 31, 2007 and 2006 are derived from our audited financial statements.   The statement of operations and balance sheet data for the three months ended June 30, 2007 and 2006 are derived from our unaudited financial statements.

	Three Months ended June 30, 2007	Year ended March 31, 2007	Year ended March 31, 2006
	(Unaudited)	(audited)	(audited)
STATEMENT OF OPERATIONS
Revenues	$77,032	$152,965	$329,496
Total Operating Expenses	86,884	183,508	251,295
Net Loss	(9,852)	(30,543)	78,201

	As of June 31, 2007	As of March 31, 2007
	(Unaudited)	(audited)
BALANCE SHEET DATA

Cash	$227,909	$210,451
Total Assets	306,907	295,389
Total Liabilities	94,940	312,068
Stockholders’ Deficiency	211,967	(16,679)

WHERE CAN YOU FIND US

We presently maintain our principal offices at Cavendish House, 369 Burnt Oak Broadway Edgware, Middlesex HA8 5AW. Our telephone number is 44 208 136 6000.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and other information in this prospectus before investing in our common stock. If any of the following risks occur, our business operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our”, or “us” refer to the Company and not the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware in 2005. Our subsidiary, Voiceserve Limited was incorporated in the United Kingdom on March 21, 2002. We have no significant assets, financial resources and limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate.

Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

TRANSACTION WITH DUTCHESS PRIVATE EQUITIES FUND, LP

On August 20, 2007, we entered into an Investment Agreement with Dutchess Private Equities (the “Investor”). Pursuant to this Agreement, the Investor shall commit to purchase up to $10,000,000 of our common stock over the course of thirty-six (36) months. The amount that we shall be entitled to request from each purchase (“Puts”) shall be equal to, at our election, either (i) up to $250,000 or (ii) 200% of the average daily volume (U.S. market only) of the common stock for the ten (10) trading days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the Put Date. The put date shall be the date that the Investor receives a put notice of a draw down by us. The purchase price shall be set at ninety-three percent (93%) of the lowest closing Best Bid price of the Common Stock during the pricing period. The pricing period shall be the five (5) consecutive trading days immediately after the put notice date. There are put restrictions applied on days between the put date and the closing date with respect to that particular put. During this time, we shall not be entitled to deliver another put notice. Further, we shall reserve the right to withdraw that portion of the put that is below seventy-five percent (75%) of the lowest closing bid prices for the 10-trading day period immediately preceding each put notice.

We shall automatically withdraw that portion of the put notice amount, if the Market Price with respect to that Put does not meet the Minimum Acceptable Price. The Minimum Acceptable Price is defined as seventy-five percent (75%) of the closing bid price of the common stock for the three (3) trading days prior to the Put Date.

In connection with the Agreement, we entered into a Registration Rights Agreement with Dutchess. Pursuant to the Registration Agreement, we are obligated to file a registration statement with the Securities and Exchange Commission covering 2,335,550 shares of the common stock underlying the Investment Agreement within 15 days after the closing date. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the closing date.

DUTCHESS PRIVATE EQUITIES FUND, LTD. WILL PAY LESS THEN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK WHICH COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

Our common stock to be issued under the Investment Agreement will be purchased at the seven percent (7%) discount to the lowest closing bid price during the five trading days immediately following our notice to Dutchess Private Equities Fund, Ltd. of our election to exercise our “put” right. Dutchess Private Equities Fund, Ltd. has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price. If Dutchess Private Equities Fund, Ltd. sells our shares, the price of our common stock may decrease. If our stock price decreases, Dutchess Private Equities Fund, Ltd. may have a further incentive to sell such shares. Accordingly, the discounted sales price in the Investment Agreement may cause the price of our common stock to decline.

EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF OUR COMMON STOCK PURSUANT TO THE INVESTMENT AGREEMENT.

The sale of our common stock to Dutchess Private Equities, Ltd. in accordance with the Investment Agreement may have a dilutive impact on our shareholders. As a result, our net income per share could decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Dutchess Private Equities Fund, Ltd. in order to drawdown on the Equity Line. If our stock price decreases, then our existing shareholders would experience greater dilution.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

OUR STOCK IS THINLY TRADED, AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

The shares of our common stock are thinly-traded on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if you need money or otherwise desire to liquidate their shares.

OUR FUTURE SUCCESS IS DEPENDANT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF ALEXANDER ELLINSON, MICHAEL BIBELMAN, AARON SANDLER, AND MIKE OTTIE, OUR EXECUTIVE OFFICERS AND DIRECTORS.

We are presently dependant to a great extent upon the experience, abilities and continued services of Alexander Ellinson, Michael Bibleman, Aaron Sandler, and Mike Ottie, our executive officers and directors. The loss of services of any of the management staff could have a material adverse effect on our business, financial condition or results of operation.

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

o	Make a suitability determination prior to selling a penny stock to the purchaser;

o	Receive the purchaser’s written consent to the transaction; and

o	Provide certain written disclosures to the purchaser.

USE OF PROCEEDS

The selling shareholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. However, whenever Dutchess sells share issued under the equity line we will have received proceeds when we originally put such shares to the Investor. The proceeds received from any “Puts” tendered to Dutchess under the Equity Line of Credit will be used for payment of general corporate and operating expenses.

SELLING SECURITY HOLDERS

We agreed to register for resale shares of common stock by the selling securityholders listed below. The selling securityholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. The selling securityholders, and any participating broker-dealers are “underwriters” within the meaning of the Securities Act of 1933, as amended. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling securityholders in connection with the sales of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by each of the selling securityholders named below and as adjusted to give effect to the sales of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling securityholders and we have not independently verified this information.

The selling securityholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

Except as indicated below, the selling securityholders have never held any position or office with us, nor are any of the selling securityholders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The "Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

As explained below under “Plan of Distribution,” we have agreed with the selling securityholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

Name	Number of Shares Beneficially Owned Prior to Offering(1)	Number of Shares Offered	Number of Shares Beneficially Owned After the Offering
Dutchess Private Equities Fund, Ltd. (2)	2,335,550	2,335,550	0

(1)
The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon draws under the Dutchess Equity Line.

(2)	Michael Novielli and Douglas Leighton are the directors of Dutchess Private Equities Fund, Ltd.

Transaction with Dutchess Private Equities Fund LTD.

On August 20, 2007, we entered into an Investment Agreement with Dutchess Private Equities (the “Investor”). Pursuant to this Agreement, the Investor shall commit to purchase up to $10,000,000 of our common stock over the course of thirty-six (36) months. The amount that we shall be entitled to request from each purchase (“Puts”) shall be equal to, at our election, either (i) up to $250,000 or (ii) 200% of the average daily volume (U.S. market only) of the common stock for the ten (10) trading days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the Put Date. The put date shall be the date that the Investor receives a put notice of a draw down by us. The purchase price shall be set at ninety-three percent (93%) of the lowest closing Best Bid price of the Common Stock during the pricing period. The pricing period shall be the five (5) consecutive trading days immediately after the put notice date. There are put restrictions applied on days between the put date and the closing date with respect to that particular put. During this time, we shall not be entitled to deliver another put notice. Further, we shall reserve the right to withdraw that portion of the put that is below seventy-five percent (75%) of the lowest closing bid prices for the 10-trading day period immediately preceding each put notice.

We shall automatically withdraw that portion of the put notice amount, if the Market Price with respect to that Put does not meet the Minimum Acceptable Price. The Minimum Acceptable Price is defined as seventy-five percent (75%) of the closing bid price of the common stock for the three (3) trading days prior to the Put Date.

In connection with the Agreement, we entered into a Registration Rights Agreement with Dutchess. Pursuant to the Registration Agreement, we are obligated to file a registration statement with the Securities and Exchange Commission covering 2,335,550 shares of the common stock underlying the Investment Agreement within 15 days after the closing date. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the closing date. The Agreement does not impose any penalties on us for failure to meet either the 15 day or the 90 day obligation, however, we shall endeavor to meet both such deadlines.

PLAN OF DISTRIBUTION

Our Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and can be traded on the over-the-counter market on the OTC Bulletin Board under the symbol “VSRV.” However, as of August 30, 2007, the shares have not yet traded.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales;
o	transactions involving cross or block trades on any securities or market where our common stock is trading;
o	through direct sales to purchasers or sales effected through agents;
o	short sales after this registration statement becomes effective;
o	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
o	Privately negotiated transactions;
o	Broker-dealers may agree with the selling securityholder to sell a specified number of such shares at a stipulated price per share;
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise); or
o	any combination of the foregoing.

The selling securityholders or any of their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling securityholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling securityholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling securityholders. The selling securityholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling securityholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

The selling securityholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act of 1933 amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

The selling securityholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

If the selling securityholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act of 1933.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling securityholders.

Notwithstanding anything set forth herein, no NASD member will charge commissions that exceed 8% of the total proceeds of the offering.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective age’s as of August 30, 2007 are as follows:

Alexander Ellinson	42	Chairman of the Board of Directors & President
Michael Bibelman	37	Chief Executive Officer and Director
Aron Sandler	37	Chief Financial Officer and Director
Mike Ottie	39	Chief Operational Officer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

MR. ALEXANDER ELLINSON, CHAIRMAN OF THE BOARD OF DIRECTORS & PRESIDENT.
Co- founder of Voiceserve Limited has been involved in telecommunications since 1994. Having completed his studies in the summer of 1989, Mr. Ellinson became the senior Manager at Le Galerie Versailles Antique Auctioneers in Belgium. Mr. Ellinson's corporate telecommunication experience was gained after he became an Independent Marketing agent for the former stock quoted company Viatel Inc. He achieved major contracts with blue chip companies in both Holland and Germany. In 1996 Mr. Ellinson relocated from Europe to the United Kingdom where he became involved with the corporate infrastructure of Ambro International. In March 2002 Mr. Ellinson co-founded Voiceserve Limited with the goal of developing VOIP technology and offering a complete solution to end users.

MR. MICHAEL BIBELMAN, CHIEF EXECUTIVE OFFICER AND DIRECTOR. Co-founder of Voiceserve Limited has been involved in telecommunications since 1994. Having completed his studies in the summer of 1994, Mr. Bibelman acquired his marketing telecommunication skills after becoming an independent reseller for the former stock quoted company Viatel Inc. Mr. Bibelman achieved contracts with major Belgium and United Kingdom calling card distributors. In 1996 he joined Ambro International bringing his amassed calling card experience from Viatel and introduced the United Kingdom and Scotland telecommunications market with the famous “Big Talk” calling card.  In March 2002 Mr. Bibelman co-founded Voiceserve Limited with the goal of developing VOIP technology and offering a complete solution to end users.

MR. ARON SANDLER, CHIEF FINANCIAL OFFICER AND DIRECTOR.
Joined Voiceserve Limited in September 2005, investing funds to complete its development of its VOIP products. Mr. Sandler a well known entrepreneur from the North East of England amassed his wealth having developed a very large real estate portfolio in the United Kingdom. His experience in real estate encompasses the development of both residential and commercial properties.  Following Voiceserve Limited's successful launch of its complete range of products Mr. Sandler has taken an active role in the Company.

MR. MIKE OTTIE, CHIEF OPERATIONAL OFFICER AND DIRECTOR.
Co-founding director of Voiceserve Limited has been involved in the telecommunications since August 1997. Having completed an accounting degree in July 1992, Mr. Ottie proceeded to acquire knowledge in computer and electronic systems. In August 1997 Mr. Ottie was appointed senior computer and switching engineer for Econophone UK. During September 2000 he became Chief Switching and Billing Manager for Ambro International, a United Kingdom telecom company which offered reduced rates to business and residential users. In March 2002 Mr. Ottie became the co-founder of Voiceserve Limited, with the goal of developing VOIP technology and offering a complete solution to end users.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

CERTAIN LEGAL PROCEEDINGS

No director, nominee for director, or executive officer has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past five (5) years.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and are required to furnish copies to the Company. During 2006, Form 3’s were filed by each officer, director and 10% or greater shareholder. To the best of the Company’s knowledge, no other reports are required to be filed.

CODE OF ETHICS

The Company has adopted a Code of Ethics applicable to its Chief Executive Officer and Chief Financial Officer. The Code of Ethics was filed with our form 10-KSB for the year ending March 31, 2007 as Exhibit 14 (SEC File No. 000-51877).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning stock ownership of all persons known by us as of August 30, 2007 to own beneficially five percent (5%) or more of the outstanding Common Stock, each director and certain executive officers and directors as a group, and as adjusted to reflect the sale of the total amount of Shares offered hereby.

Name and Address	Number of Common Shares Beneficially Owned(2)	Percent of Class
Aron Sandler (1)	5,000,000	21.47%
Alexander Ellinson (1)(3)	3,375,000	14.50%
Michael Bibelman (1)(4)	3,375,000	14.50%
Mike Ottie (1)	4,500,000	19.32%
Daphne Arnstein (3)	1,125,000	4.83%
Rachel Weisbart (4)	1,125,000	4.83%
Ansgar Felbar	1,499,000	6.44%
All directors and executive officers as a group (4 in number)	16,250,000	69.78%

(1)	The person listed is an officer and/or director of the Company.
(2)	Based on 23,277,425 shares of common stock issued and outstanding as of August 30, 2007.
(3)	Daphne Arnstein is the wife of Alexander Ellinson, and therefore Alexander Ellinson is deemed to own Daphne Arnstein’s 1,125,000 shares in addition to his 3,375,000 shares.
(4)	Rachel Weisbart is the wife of Michael Bibelman, and therefore Michael Bibelman is deemed to own Rachel Weisbart’s 1,125,000 shares in addition to his 3,375,000 shares.

ITEM 12.                      DESCRIPTION OF SECURITIES

General

Our original articles of incorporation authorized 100,000,000 shares of common stock at a par value of $0.001 per share and 100,000,000 shares of preferred stock at a par value of $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of August 30, 2007, 23,277,425 shares of common stock are issued and outstanding and held by thirty-five (35) shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 100,000,000 shares of preferred stock with a par value of $.001 per share. As of August 30, 2007, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Michael T. Studer, CPA, P.C. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on December 9, 2005 in the State of Delaware and 100,000 shares were issued to Michael Raleigh. On February 20, 2007, pursuant to a Stock Purchase Agreement and Share Exchange between Voiceserve, Limited, a United Kingdom corporation, and us (the "Agreement"), we obtained all of the issued and outstanding shares of Voiceserve Limited for 20,000,000 shares issued to the Voiceserve Limited shareholders. Pursuant to the Agreement, Voiceserve Limited became our wholly owned subsidiary and we changed our name to Voiceserve, Inc.

DESCRIPTION OF BUSINESS

General

4306, Inc. was incorporated on December 9, 2005 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. We have been in the developmental stage since inception and have no operations to date other than issuing shares to our original shareholder.

On February 20, 2007, the Company entered into a share exchange agreement with Voiceserve Limited, a United Kingdom corporation with its principal place of business located at Cavendish House, 369 Burnt Oak Broadway, Edgware, Middlesex HA8 5AW and the shareholders of Voiceserve Limited. The Agreement provides for the acquisition of Voiceserve by the Company, whereby Voiceserve became a wholly owned subsidiary of the Company.

On February 20, 2007, we acquired all of the outstanding capital stock of Voiceserve in exchange for the issuance of 20,000,000 shares of 4306, Inc. common stock to the Voiceserve shareholders.  In addition, the shareholders of Voiceserve, agreed to cancel their 100,000 shares of the outstanding common stock of 4306, Inc.  Based upon same, Voiceserve became our wholly-owned subsidiary. Following the merger, we operate our business through our wholly-owned subsidiary, Voiceserve Limited, which is engaged in the global telecommunications industry.  We changed our name to Voiceserve, Inc. to reflect our new business plan.

Overview

We were founded December 9, 2005 by Michael Raleigh. On February 20, 2007, pursuant to a share exchange agreement, Voiceserve Limited, a United Kingdom Corporation founded in 2002, became our wholly owned subsidiary. Voiceserve Limited is a global internet communications company that makes it possible for anyone with an internet connection to make free high quality voice calls over the internet. Following the merger, we adopted Voiceserve Limited’s business plan, and will be conducting business as a global internet communications company. We have changed our name to Voiceserve, Inc., to better reflect our new business plan.

Voiceserve Limited was founded in March 2002 by Michael Bibelman, Alexander Ellinson and Mike Ottie. The founders have over 15 years of experience in the telecommunications industry. They worked as independent resellers of calling cards creating markets in Europe and third world countries transmitting the calls via universal 0800 numbers. Their career began in 1991 when the founders of Econophone Inc. (“Econophone”) came to Europe looking for agents to market international “call-back” and calling cards. Econophone had developed a “call-back” and alternative direct service.

By being independent agents our founders discovered a huge potential in the market for pre-paid calling cards that did not need to be physically put into the slot of a pay phone. The pre-paid card had an access number accompanied with a pin number. Our founders helped Econophone develop and enhance this feature. Moreover, our founders were one of the first groups in the industry to market such a product in Europe. Our founders introduced amongst the many famous European distributors to market such a product, the Audax Group (“Audax”) based in Holland with an annual turnover in excess of 850 million Euros. Through the Audax distribution channels, cards were marketed throughout the Benelux. Our founders were also instrumental in aiding Econophone LLC in its transformation from a privately held company to one listed on the New York Stock Exchange, known thereafter as Viatel. Once Viatel was listed on the New York Stock Exchange our founders independently set up their own ISDN and VOIP platforms with the intention of developing and bringing the world of telecoms into its next stage-a complete solution in one.

Voiceserve allows subscribers to converse nationally and internationally at huge discounts in comparison to local telephone providers. Voiceserve’s ace is the penetration into the Roaming mobile market which is a product currently facing very limited competition. Voiceserve is revolutionizing the telecom industry by linking Mobile Networks to Voice Over Internet Protocols (“VOIP”). Voiceserve intends to compete against established alternative voice communication providers and independent VOIP service providers.

For reference, a VOIP user means a client that interconnects to the Voiceserve exchange via the Internet. Connection can be made via an ADSL line or wireless connection. Voiceserve has its advanced and highly sophisticated exchange based in the United Kingdom. It is interconnected with numerous carriers enabling the end user to enjoy inexpensive and high quality telephone conversations.

When connecting via VOIP, location is irrelevant. Once the client has downloaded the software onto his computer (lap top or desk top) or ATA router, the clients computer is linked to Voiceserve’s exchange via the local internet provider. The software downloaded requires the client to enter his/hers subscriber username and password, details of which are supplied on purchase of the subscription. This information is the computers identity with Voiceserves Exchange.

The advantages of a VOIP telephone link are numerous. First and foremost the subscriber saves on the regular Bell monthly charges. It also enables the client to take his/hers telephone link with them to foreign soils and still be connected with the same number. The client can for example hook up in the airport lounge, in flight or in the hotel lobby or room and be connected and in touch worldwide with the capacity to make calls at dramatically reduced rates. The subscriber can equally receive call irrespective of his/her location. A registered Voiceserve VOIP subscriber, on completion of his subscription will receive a local number and a Virtual telephone number. The local number can be accessed from any telephone globally, whereas the virtual number is identified to the users account, and can only be accessed via a fellow Voiceserve network registered user.

For the end user the aim is to access Voiceserve’s exchange in order to achieve the major savings. Above was mentioned access via the Internet. The exchange can alternatively be accessed by dialing a local number. Voiceserve has in most major cities globally access numbers which once dialed, play the message “please enter your account number”. After entering the details (received with subscription) the client may continue with the corresponding call as long as there is still credit on the account. Should the dialer wish to contact a VOIP connected virtual number he simply needs to dial the virtual number. Because the client is now within Voiceserve’s network this call can be linked.

Voiceserve has added its SIM card to its telecommunication features and products. The SIM is inserted into the handset in the same principle as SIM cards provided by all the main mobile phone operators. The sim acts as an alternative to the mobile phone operators monopoly. It links the end user to Voiceserve’s exchange. Calls are made by sending an SMS with the final destination number. Voiceserve’s network links the calls by calling back the client to the country where he is located, and calls simultaneously the desired destination number. Automatically the identity and permitted credit is verified.

The final destination number is dialed by the Exchange. The client is connected Nationally, Internationally and to other Mobile phone operators at highly reduced rates. But the sim has one more major advantage, it allows the rightful owner to dial the Virtual Internal Number of his fellow subscriber thereby linking the two parties at the cost of a local call.

What is almost exclusive with regard to the Voiceserve SIM is the fact that each SIM can be accompanied by a local number. For example, a British Citizen, can have a local UK land line number registered to this SIM. Once the SIM owner and holder travels abroad he can be accessed easily by family and business associates at no extra cost to the parties trying to be in touch. The SIM holder has the convenience of always being accessible on the same number, without compromising on exorbitant inbound roaming charges. Voiceserve SIM covers well over one hundred countries.

As with all Voiceserve’s products Call Data Records can be viewed instantly online. Credit can be added on line as well.

With Internet connectivity becoming more popular and global media enhancing awareness, Voiceserve intends to offer the end user its full range of products packaged all in one.

Development

Voiceserve is currently working on adding additional features to the roaming sim, including the possibility of Voicemail and sending text messages between users.

Voiceserve intends in the latter quarter of 2007 to add the possibility of accessing the Voiceserve network via direct dial. Such a feature will open another channel within Voiceserve products. Clients will be able to access the Voiceserve network via a direct number. When the clients arrives at any of the selected destinations with the access number capability, by simply dialing the number, a prompt requesting the clients pass code will enable follow on  phone calls. The access number can be dialed either from a mobile, payphone or land line.

Financing

Voiceserve is headquartered in London. To support its growth and in recognition of global opportunity, Voiceserve plans on forming partnerships and franchises in various countries and is looking to raise funds to partly subsidize its expansion. Funds raised will be used to launch a respectable advertising campaign globally. Voiceserve also plans on employing selected experienced direct marketing personnel to target the international business community.  Funds will also be used to expand the Voiceserve network in anticipation of the increased traffic.

Production

All of our main products have been fully developed and marketing has commenced on a small scale. We generate revenue not only from the sale of our large variety of products but also by being a service provider.

Voiceserve’s revenue stream will be from the following products:

1) Call Shop VOIP:- Revenues generated from sales of minutes through calling shops. The shops enable passers by to call overseas. The calling shops are interconnected to Voiceserve via the Internet. Voiceserve supplies each shop with a sophisticated reseller program enabling the shop to instantly determine its profitability.

2)Wholesale International Minutes- Being interconnected to numerous telecom carriers, Voiceserve has the capacity to offer smaller resellers International, National and mobile minutes at very keen competitive tariffs. The resellers can hook up and be connected to Voiceserve’s network via VOIP, thus enabling them to pre-pay and purchase the minutes to the specified destinations.

3)Business- Residential VOIP minutes:- Being connected to an Internet connection, enables end users to utilize Voiceserve minutes at highly reduced rates irrespective of the global origination of the call.

4) Roaming SIM:- The traveler whilst visiting abroad can be accessed conveniently at reduced costs, and likewise can make outbound calls with tremendous reductions.

To increase and enhance its client base Voiceserve has created four sales channels: 1) Via Retailers: Sale of its newly developed SIM card inserted into mobile phones, 2) Via Resellers: An attraction for wholesale and retail distributors alike, to get commission on calls made via their clientele, 3) Via Internet: Advertising with Banner Promotions, 4) Via Advertising: Placing adverts in local and National Press.

Revenue Sources

We expect to derive revenue from the sale of Voiceserve products and services. Voicesim’s GSM SIM card, our latest product, allows for telephone communication from 120 countries at highly reduced tariffs eradicating the exorbitant roaming charges. Consumers will purchase the SIM Card, which is compatible with most mobile phones. This provides massive savings for both incoming & outgoing calls while roaming in most countries, and a wealth of features not offered by traditional mobile operators. Variations of these services will compete in the Retail, Small-Medium Enterprise, and Large Enterprise, markets.

The main features offered through Voiceserve Networks are:

●  Save up to 85% on calls from most and to most international destinations.
●  Receive calls in most of Europe for minimal cost.
●  One Mobile SIM card works in over 120 countries.
●  Make and receive calls from all over the world.
●  Have a local UK Geographic number associated with the SIM.
●  At the touch of a button check the balance of your account.
●  Add airtime minutes whenever you want

Additional sources of revenues will be generated from wholesale minutes, residential and business VOIP users.

Management’s Discussion and Analysis or Plan of Operation

Overview

We were founded December 9, 2005 by Michael Raleigh. On February 20, 2007, pursuant to a share exchange agreement, Voiceserve Limited, a United Kingdom Corporation founded in 2002, became our wholly owned subsidiary. Voiceserve Limited is a global internet communications company that makes it possible for anyone with an internet connection to make free high quality voice calls over the internet. Following the merger, we adopted Voiceserve Limited’s business plan, and will be conducting business as a global internet communications company. We have changed our name to Voiceserve, Inc., to better reflect our new business plan.

Voiceserve Limited was founded in March 2002 by Michael Bibelman, Alexander Ellinson and Mike Ottie. The founders have over 15 years of experience in the telecommunications industry. They worked as independent resellers of calling cards creating markets in Europe and third world countries transmitting the calls via universal 0800 numbers. Their career began in 1991 when the founders of Econophone Inc. (“Econophone”) came to Europe looking for agents to market international “call-back” and calling cards. Econophone had developed a “call-back” and alternative direct service. By being independent agents our founders discovered a huge potential in the market for pre-paid calling cards that did not need to be physically put into the slot of a pay phone. The pre-paid card had an access number accompanied with a pin number. Our founders helped Econophone develop and enhance this feature. Moreover, our founders were one of the first groups in the industry to market such a product in Europe. Our founders introduced amongst the many famous European distributors to market such a product, the Audax Group (“Audax”) based in Holland with an annual turnover in excess of 850 million Euros. Through the Audax distribution channels, cards were marketed throughout the Benelux. Our founders were also instrumental in aiding Econophone LLC in its transformation from a privately held company to one listed on the New York Stock Exchange, known thereafter as Viatel. Once Viatel was listed on the New York Stock Exchange our founders independently set up their own ISDN and VOIP platforms with the intention of developing and bringing the world of telecoms into its next stage-a complete solution in one.

Plan of Operation

During the next twelve months, we expect to take the following steps in connection with the development of our business and the implementation of our plan of operations:

w	In the third quarter of 2007 we anticipate a boost in sales through all our products. Revenues for the projected year should reach approximately $0.5 million.

We will prepare and execute a marketing plan to increase our member base. We anticipate that in the third quarter of 2007, a comprehensive marketing plan will be developed. We expect to spend approximately $15,000 on marketing monthly focusing primarily on the Voicesim product, adding our other features as a bonus. We intend to create folders with leaflets inserted comprising of all the Voiceserve products. Special offers will be available for subscribers enrolling for the complete range of the Voiceserve products.

In order to further increase our member base, we plan to offer online contests that encourage members to invite their friends to join the site.

w	In the fourth quarter of 2007 we expect to open satellite field offices in the middle east and Africa, thus increasing the customer base
w
By early 2008 we hope to hire programmers on a dedicated basis in order to execute our plans for further enhance IPTV which is the future in technology. We anticipate paying either an annual salary or hourly fee to dedicated programmers depending upon the workload required. We expect that we will require a minimum of $150,000 for programmers in 2008 to optimally implement our plans.

w	It is Voiceserve’s aim to amass a large subscription base thus increasing revenues and hence profitability.

We also plan on establishing satellite offices in Belgium, Holland, Israel, South Africa, Switzerland and USA. Each of these locations will have a local customer service number which will be forwarded to Voiceserve’s call centre. A call centre has been set up in Newcastle in the UK. In each of the Satellite offices there will be a manager who will control the local agents. The primary product being marketed is the Voiceserve SIM to be marketed to the traveler. Pilot schemes have indicated that the demand for such a sim is tremendous globally. We anticipate steady revenues from the sale of the SIM its constant usage, and the regular Voiceserve VOIP products.

Results of Operations for the Three Months Ended June 30, 2007 Compared to the Three Months Ended June 30, 2006

We had revenue of $77,032 for the three months ended June 30, 2007 and $47,857 for the three months ended June 30, 2006. Expenses for the three months ended June 30, 2007 increased to $46,795 from $38,324 for the three months ended June 30, 2006 representing an increase of $8,471. The increase is attributable to an increase in general and administrative expenses.

Results of Operations for the Twelve Months Ended December 31, 2006 Compared to the Twelve Months Ended December 31, 2005

We had revenue of $0 for the twelve months ended December 31, 2006 and for the period from inception December 9 until December 31, 2005. Expenses for the twelve months ended December 31, 2006 increased to $1,725 from $400 for the period from inception December 9 until December 31, 2005, representing an increase of $1,325. The increase is attributable to an increase in general and administrative expenses.

Liquidity and Capital Resources

As of June 30, 2007 we had $227,909 in cash. A substantial amount of cash will be required in order to grow operations over the next twelve months. Based upon our current cash we will not be able to meet our current expenses and will need additional capital. We intend to seek advice from investment professionals on how to obtain additional capital and believe that by being a public entity we will be more attractive to sources of capital. In addition, we will need to raise additional capital to continue our operations past 12 months, and there is no assurance we will be successful in raising the needed capital.

Currently we have no material commitments for capital expenditures. Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern

Critical Accounting Pronouncements

Our significant accounting policies are summarized in Note 2 of our financial statements included in our March 31, 2007 Form 10-KSB. (SEC File No. 000-51877).

We have adopted the following accounting standards. While all of these significant accounting policies impact our financial condition, our views of these policies are critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would have materially effected our results of operations, financial position or liquidity for the periods presented in this report.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

Item 3.  Controls and Procedures

Evaluation of disclosure controls and procedures

Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) and Rule 15d-15(e) promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act), as of June 30, 2007. Based on this evaluation, our principal executive officer and principal financial officer have concluded that our disclosure controls and procedures are effective to ensure that information required to be disclosed by us in the reports we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms and that our disclosure and controls are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is accumulated and communicated to our management, including our principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure

Changes in internal controls

There were no changes (including corrective actions with regard to significant deficiencies or material weaknesses) in our internal controls over financial reporting that occurred during the quarter ended June 30, 2007 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

DESCRIPTION OF PROPERTY

We presently maintain our principal offices at Cavendish House, 369 Burnt Oak Broadway Edgware, Middlesex HA8 5AW. Our telephone number is 44 208 136 6000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 20, 2007, pursuant to a Stock Purchase Agreement and Share Exchange between Voiceserve, Limited, a United Kingdom corporation, and us (the "Agreement"), we obtained all of the issued and outstanding shares of Voiceserve Limited for 20,000,000 shares issued to the Voiceserve Limited shareholders. The 20,000,000 shares of common stock were issued to in the following manner:

Aron Sandler	5,000,000
Alexander Ellison	3,375,000
Michael Bibelman	3,375,000
Mike Ottie	4,500,000
Andrew Millet	150,000
Pinchas Stefansky	225,000
Ansgar Felbar	1,125,000
Daphne Arnstein	1,125,000
Rachel Weisbart	1,125,000

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol “VSRV.” As of August 28, 2007 the Company’s shares have not yet been traded. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person’s account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Holders

There are thirty-five (35) holders of our Common Stock. The issued and outstanding shares of our Common Stock were issued in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Equity Compensation Plan Information

The following table sets forth certain information as of August 30, 2007, with respect to compensation plans under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
	_________________	_________________	_________________
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation	None
Plans approved by
Security holders

Equity compensation	None
Plans not approved
By security holders
Total

EXECUTIVE COMPENSATION

Summary Compensation Table

Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the fiscal years ended March 31, 2007 and 2006 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning annual and long-term compensation of our new subsidiary, Voiceserve Limited, for their fiscal year ended March 31, 2007, and 2006 for their executive officers.

	Annual Compensation
Name And Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Totals ($)

Aron Sandler,	2007	0	0	0	0	0	0	0		0
Chief Financial Officer	2006	0	0	0	0	0	0	0		0

Michael Bibelman,	2007	0	0	0	0	0	0	12,562	(1)	12,562
Chief Executive Officer	2006	0	0	0	0	0	0	14,865	(1)	14,865

Alexander Ellinson,	2007	0	0	0	0	0	0	34,943	(1)	34,943
Chairman of the Board & President	2006	0						51,046	(1)	51,046

Mike Ottie, Chief	2007	0	0	0	0	0	0	37,543	(1)	37,543
Operational Officer	2006	0	0	0	0	0	0	43,291	(1)	43,291

(1) Each of these individuals were paid consulting fees for services rendered to Voiceserve Limited.

Employment Agreements

We do not have any employment agreements in place with officers and/or directors.

ITEM 23. CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders

VOICESERVE, INC.
Index to Financial Statements

Page

Financial Statements for the Three Months Ending June 30, 2007:

Consolidated Balance Sheets as of June 30, 2007 (unaudited) and March 31, 2007	F-2

Consolidated Statements of Operations for the three months ended June 30, 2007 and 2006 (unaudited).	F-3

Consolidated Statements of Changes in Stockholders’ Equity (Deficiency) for the three months ended June 30, 2007 (unaudited)	F-4

Consolidated Statements of Cash Flows for the three months ended June 30, 2007 and 2006 (unaudited)	F-5

Notes to Consolidated Financial Statements	F-6 - F-9

Financial Statements for the year ending March 31, 2007:

Report of Independent Registered Public Accounting Firm	F-10

Consolidated Balance Sheets as of March 31, 2007 and March 31, 2006	F-11

Consolidated Statements of Operations for the years ended March 31, 2007 and 2006	F-12

Consolidated Statements of Changes in Stockholders’ Equity (Deficiency) for the years ended March 31, 2007 and 2006	F-13

Consolidated Statements of Cash Flows for the years ended March 31, 2007 and 2006	F-14

Notes to Consolidated Financial Statements	F-15 -F-20

VOICESERVE, INC. AND SUBSIDIARY
Consolidated Balance Sheets

	June 30,	March 31,
	2007	2007
Assets	(unaudited)

Current assets:
Cash and cash equivalents	$227,909	$210,451
Accounts receivable, net of allowance
for doubtful accounts of $0 and $0, respectively	1,078	1,090
Inventory	51,689	50,953
Prepaid expenses	3,546	3,248

Total current assets	284,222	265,742

Property and equipment, net	22,685	29,647

Total assets	$306,907	$295,389

Liabilities and Stockholders' Equity (Deficiency)

Current liabilities:
Accounts payable	$38,800	$156,562
Accrued expenses payable	977	12,831
Loans payable to related parties	55,163	142,675

Total current liabilities	94,940	312,068

Stockholders' equity (deficiency):
Preferred stock, $.001 par value; authorized
10,000,000 shares, none issued and outstanding	-	-
Common stock, $.001 par value; authorized
100,000,000 shares, issued and outstanding
23,030,283 and 22,173,140 shares, respectively	23,030	22,173
Additional paid-in capital	1,381,061	1,084,918
Deficit	(1,179,166)	(1,122,103)
Accumulated other comprehensive income (loss)	(12,958)	(1,667)

Total stockholders' equity (deficiency)	211,967	(16,679)

Total liabilities and stockholders' equity (deficiency)	$306,907	$295,389

See notes to consolidated financial statements.

VOICESERVE, INC. AND SUBSIDIARY
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30
	2007	2006
Operating revenues:
Net sales of communications devices	$191	$24,389
Revenues from communications air time	76,841	23,468

Total operating revenues	77,032	47,857

Cost of operating revenues:
Communications devices	292	19,850
Communications air time	86,592	37,427

Total cost of operating revenues	86,884	57,277

Gross profit (loss)	(9,852)	(9,420)

Operating expenses:
Selling, general and administrative expenses	46,795	38,324

Total operating expenses	46,795	38,324

Income (loss) from operations	(56,647)	(47,744)

Interest income	87	28
Interest expense	(503)	-

Income (loss) before income taxes	(57,063)	(47,716)

Income taxes (benefit)	-	-

Net income (loss)	$(57,063)	$(47,716)

Net income (loss) per share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of shares
outstanding - basic and diluted	22,601,712	20,000,000

See notes to consolidated financial statements.

VOICESERVE, INC. AND SUBSIDIARY
Consolidated Statements of Changes in Stockholders' Equity (Deficiency)
Three Months Ended June 30, 2007
(Unaudited)

					Accumulated	Total
	Common Stock		Additional		Other	Stockholders'
	$.001 par value		Paid-In		Comprehensive	Equity
	Shares	Amount	Capital	Deficit	Income (Loss)	(Deficiency)

Balances,
March 31, 2007	22,173,140	$22,173	$1,084,918	$(1,122,103)	$(1,667)	$(16,679)

Sale of shares
in private placement,
less $3,000 private
placement costs	857,143	857	296,143	-	-	297,000

Foreign currency
translation
adjustment	-	-	-	-	(11,291)	(11,291)

Net income (loss)	-	-	-	(57,063)	-	(57,063)

Balances,
June 30, 2007	23,030,283	$23,030	$1,381,061	$(1,179,166)	$(12,958)	$211,967

See notes to consolidated financial statements.

VOICESERVE, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended June 30,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$(57,063)	$(47,716)
Adjustments to reconcile net income (loss) to net
cash provided by (used in) operating activities:
Depreciation	7,490	2,771
Stock-based compensation	-	-
Changes in operating assets and liabilities:
Accounts receivable, net	12	(1,246)
Inventory	(736)	(1,813)
Prepaid expenses	(298)	40,591
Accounts payable	(117,762)	32,016
Accrued expenses payable	(11,854)	(40,159)

Net cash provided by (used in) operating activities	(180,211)	(15,556)

Cash flows from investing activities:
Purchases of property and equipment	-	-

Net cash provided by (used in) investing activities	-	-

Cash flows from financing activities:
Proceeds from sales of common stock	300,000	-
Increase (decrease) in loans payable to related parties	(87,512)	5,015

Net cash provided by (used in) financing activities	212,488	5,015

Effect of exchange rate changes on cash and cash equivalents	(14,819)	7,165

Increase (decrease) in cash and cash equivalents	17,458	(3,376)

Cash and cash equivalents, beginning of period	210,451	5,668

Cash and cash equivalents, end of period	$227,909	$2,292

Supplemental disclosures of cash flow information:

Interest paid	$503	$-

Income taxes paid	$-	$-

See notes to consolidated financial statements.

VOICESERVE, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
(Unaudited)

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

VoiceServe, Inc. (“VoiceServe”) was incorporated in the State of Delaware on December 9, 2005 under the name 4306, Inc.  On February 20, 2007, VoiceServe acquired 100% of the issued and outstanding stock of VoiceServe Limited (“Limited”), a corporation incorporated in the United Kingdom on March 21, 2002, in exchange for 20,000,000 shares of VoiceServe common stock (representing 100% of the issued and outstanding shares of VoiceServe after the exchange).  From October 1, 2006 to February 20, 2007, Limited owned 100% of the issued and outstanding shares of VoiceServe.  Accordingly, this acquisition is being treated as a combination of entities under common control and is being accounted for in a manner similar to pooling of interests accounting.  The consolidated financial statements include the operations of VoiceServe from October 1, 2006 and the operations of Limited from its inception on March 21, 2002.

VoiceServe has had no operations; since February 20, 2007, VoiceServe has been a holding company for its wholly owned subsidiary Limited.  At October 1, 2006, the date of its acquisition by Limited, VoiceServe had no assets and $1,100 in accrued expenses payable.

Limited is engaged in the telephone communications business from its London, United Kingdom office.  It sells communications devices (such as USB VOIP phone devices) and offers customers through its software voice calls over the internet.  The software allows computer users to access the Company’s exchange via the internet and through the exchange connect with numerous sources of telephone communications at discounted rates.

NOTE 2 – INTERIM FINANCIAL STATEMENTS

The unaudited financial statements as of June 30, 2007 and for the three months ended June 30, 2007 and 2006 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with instructions to Form 10-QSB.  In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of June 30, 2007 and the results of operations and cash flows for the three months ended June 30, 2007 and 2006.
The financial data and other information disclosed in these notes to the interim financial statements related to these periods are unaudited.  The results for the three month period ended June 30, 2007 are not necessarily indicative of the results to be expected for any subsequent quarter of the entire year ending March 31, 2008.  The balance sheet at March 31, 2007 has been derived from the audited financial statements at that date.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the Securities and Exchange Commission’s

VOICESERVE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
(Unaudited)

rules and regulations. These unaudited financial statements should be read in conjuction with our audited financial statements and notes thereto for the year ended March 31, 2007 as included in our report on Form 10-KSB.

NOTE 3 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of:

	June 30,	March 31,
	2007	2007
Equipment	$89,897	$88,114
Fixtures and fittings	1,045	1,024

Total	90,942	89,138

Less accumulated depreciation	(68,257)	(59,491)

Property and equipment, net	$22,685	$29,647

NOTE 4 – LOANS PAYABLE TO RELATED PARTIES

Loans payable to related parties consisted of:

	June 30,	March 31,
	2007	2007
Due chief financial officer	$10,141	$98,512
Due chairman of the board of directors	25,639	25,131
Due chief operational officer	19,383	19,032

Total	$55,163	$142,675

The loans payable to related parties are all non-interest bearing, unsecured, and due on demand.

VOICESERVE, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
(Unaudited)

NOTE 5 – STOCKHOLDERS’ EQUITY

In the three months ended June 30, 2007, VoiceServe  sold a total of 857,143 shares of its common stock to 3 investors at a price of $.35 per share, or for total consideration of  $300,000.

At June 30, 2007, the Company had no stock options or other common stock equivalents outstanding.

NOTE 6 – INCOME TAXES

No provisions for income taxes were recorded in the three months ended June 30, 2007 and 2006 since the Company incurred losses in those periods.

Based on management‘s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset attributable to the future utilization of net operating loss carryforwards as of June 30, 2007 will be realized.  Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements at June 30, 2007.  The Company will continue to review this valuation allowance and make adjustments as appropriate.

NOTE 7 – SEGMENT INFORMATION

The Company operates in one business segment: telephone communications.

Operating revenues by geographic area follow:

	Three Months Ended June 30,
	2007	2006
United Kingdom	$21,747	$28,236
Continental Europe	190	2,963
Canada	11,150	11,839
Other	43,945	4,819

Total	$77,032	$47,857

In the three months ended June 30, 2006, one United Kingdom dealer accounted for 40.3% of total operating revenues.

In the three months ended June 30, 2007, one United Kingdom dealer accounted for 28.2% of total operating revenues and one Australian dealer accounted for 23.7% of total operating revenues.

VOICESERVE, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
(Unaudited)

NOTE 8 – RELATED PARTY TRANSACTIONS

For the three months ended June 30, 2007 and 2006, consulting fees paid to officers, directors, and their affiliates totaled $20,188 and $5,464, respectively.  These fees are included in selling, general, and administrative expenses in the accompanying statements of operations.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Rental agreements

Limited presently uses the office of its secretary at no cost under a month to month verbal agreement.  Limited rents inventory storage space under a one year lease agreement expiring October 4, 2007 which provides for quarterly rentals of £1,400 (or $2,785 translated at the June 30, 2007 exchange rate).  For the three months ended June 30, 2007 and 2006, rent expense was $2,785 and $4,341, respectively.

NOTE 10- SUBSEQUENT EVENTS

Sales of common stock- From July 1, 2007 to August 30, 2007, Voiceserve sold a total of 297,124 shares of its common stock to five investors at a price of $.35 per share, or for total consideration of $104,000.

Cancellation of common stock-On August 29, 2007, Voiceserve reached a settlement agreement with a consultant who rendered services relating to the reverse acquisition.  Pursuant to the settlement, 50,000 (of the 300,000 shares issued to this consultant in February 2007) shares of common stock were returned to Voiceserve and cancelled.

Investment Agreement- On August 20, 2007, Voiceserve entered into an Investment Agreement with Dutchess Private Equities Fund, Ltd. (the “Investor”). Pursuant to this Agreement, the Investor shall commit to purchase up to $10,000,000 of our common stock over the course of thirty-six (36) months. The amount that we shall be entitled to request from each purchase (“Puts”) shall be equal to, at our election, either (i) up to $250,000 or (ii) 200% of the average daily volume (U.S. market only) of the common stock for the ten (10) trading days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the Put Date. The Put Date shall be the date that the Investor receives a put notice of a draw down by us. The purchase price shall be set at ninety-three percent (93%) of the lowest closing Best Bid price of the Common Stock during the pricing period. The pricing period shall be the five (5) consecutive trading days immediately after the put notice date. There are put restrictions applied on days between the put date and the closing date with respect to that particular put. During this time, we shall not be entitled to deliver another put notice. Further, we shall reserve the right to withdraw that portion of the put that is below seventy-five percent (75%) of the lowest closing bid prices for the 10-trading day period immediately preceding each put notice. Voiceserve shall automatically withdraw that portion of the put notice amount, if the Market Price with respect to that Put does not meet the Minimum Acceptable Price. The Minimum Acceptable Price is defined as seventy-five percent (75%) of the closing bid price of the common stock for the three (3) trading days prior to the Put Date.

In connection with the Agreement, we entered into a Registration Rights Agreement with the Investor (“Registration Agreement”). Pursuant to the Registration Agreement, we are obligated to file a registration statement with the Securities and Exchange Commission (“SEC”) covering 2,335,550 shares of the common stock underlying the Investment Agreement within 15 days after the execution date. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the execution date.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Voiceserve, Inc.

I have audited the accompanying consolidated balance sheets of Voiceserve, Inc. and subsidiary (the “Company”) as of March 31, 2007 and 2006, and the related consolidated statements of operations, changes in stockholders’ equity (deficiency), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Voiceserve, Inc. and subsidiary as of March 31, 2007 and 2006 and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to this matter are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael T. Studer CPA P.C.

Freeport, New York
July 5, 2007, (except as to Note 10, which is as of August 30, 2007)

VOICESERVE, INC. AND SUBSIDIARY
Consolidated Balance Sheets
	March 31,
	2007	2006

Assets

Current assets:
Cash and cash equivalents	$210,451	$5,668
Accounts receivable, net of allowance for doubtful accounts of $0 and $0, respectively
Inventory	1,090	934
Prepaid expenses	50,953	28,674
	3,248	40,924
Total current assets
	265,742	76,200
Property and equipment, net
	29,647	34,916
Total assets
	$295,389	$111,116

Liabilities and Stockholders' Equity (Deficiency)

Current liabilities:
Accounts payable	$156,562	$190,166
Accrued expenses payable	12,831	42,008
Loans payable to related parties	142,675	-

Total current liabilities	312,068	232,174

Stockholders' equity (deficiency):
Preferred stock, $.001 par value; authorized
10,000,000 shares, none issued and outstanding	-	-
Common stock, $.001 par value; authorized
100,000,000 shares, issued and outstanding
22,173,140 and 20,000,000 shares, respectively	22,173	20,000
Additional paid-in capital	1,084,918	331,348
Deficit	(1,122,103)	(503,172)
Accumulated other comprehensive income (loss)	(1,667)	30,766

Total stockholders' equity (deficiency)	(16,679)	(121,058)

Total liabilities and stockholders' equity (deficiency)	$295,389	$111,116

See notes to consolidated financial statements.

VOICESERVE, INC. AND SUBSIDIARY
Consolidated Statements of Operations

	Year Ended March 31,
	2007	2006
Operating revenues:
Net sales of communications devices	$33,104	$239,758
Revenues from communications air time	119,861	89,738

Total operating revenues	152,965	329,496

Cost of operating revenues:
Communications devices	32,777	163,762
Communications air time	150,731	87,533

Total cost of operating revenues	183,508	251,295

Gross profit (loss)	(30,543)	78,201

Operating expenses:
Selling, general and administrative expenses, including stock-based compensation of $130,900 in 2007	428,781	337,708
Reverse acquisition expenses, including stock-based compensation of $105,000 in 2007	160,000	-

Total operating expenses	588,781	337,708

Income (loss) from operations	(619,324)	(259,507)

Interest income	393	462
Interest expense	-	(25)

Income (loss) before income taxes	(618,931)	(259,070)

Income taxes (benefit)	-	-

Net income (loss)	$(618,931)	$(259,070)

Net income (loss) per share - basic and diluted	$(0.03)	$(0.01)

Weighted average number of shares outstanding - basic and diluted	20,138,643	16,089,041

See notes to consolidated financial statements.

VOICESERVE, INC. AND SUBSIDIARY
Consolidated Statements of Changes in Stockholders' Equity (Deficiency)

					Accumulated	Total
	Common Stock		Additional		Other	Stockholders'
	$.001 par value		Paid-In		Comprehensive	Equity
	Shares	Amount	Capital	Deficit	Income (Loss)	(Deficiency)

Balances,
March 31, 2005	13,500,000	$13,500	$(13,286)	$(244,102)	$9,297	$(234,591)

Sale of shares on
October 3, 2005	1,500,000	1,500	(1,470)	-	-	30

Sale of shares on
November 17, 2005	5,000,000	5,000	346,104	-	-	351,104

Foreign currency
translation
adjustment	-	-	-	-	21,469	21,469

Net income (loss)	-	-	-	(259,070)	-	(259,070)

Balances,
March 31, 2006	20,000,000	20,000	331,348	(503,172)	30,766	(121,058)

Sale of shares
in private
placement, less
$4,856 private
placement costs	1,387,140	1,387	479,256	-	-	480,643

Issuance of shares
for reverse acqui-
sition services	300,000	300	104,700	-	-	105,000

Issuance of shares
for business
advisory services	374,000	374	130,526	-	-	130,900

Conversion of
loans payable
to related party
to common stock	112,000	112	39,088	-	-	39,200

Foreign currency
translation
adjustment	-	-	-	-	(32,433)	(32,433)

Net income (loss)	-	-	-	(618,931)	-	(618,931)

Balances,
March 31, 2007	22,173,140	$22,173	$1,084,918	$(1,122,103)	$(1,667)	$(16,679)

See notes to consolidated financial statements.

VOICESERVE, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows

	Year Ended March 31,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$(618,931)	$(259,070)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	9,425	11,929
Stock-based compensation	235,900	-
Changes in operating assets and liabilities:
Accounts receivable, net	(156)	7,435
Inventory	(22,279)	(28,674)
Prepaid expenses	37,676	(28,019)
Accounts payable	(33,604)	(8,209)
Accrued expenses payable	(29,177)	(63,888)

Net cash provided by (used in) operating activities	(421,146)	(368,496)

Cash flows from investing activities:
Purchases of property and equipment	(4,156)	(6,864)

Net cash provided by (used in) investing activities	(4,156)	(6,864)

Cash flows from financing activities:
Proceeds from sales of common stock	480,643	351,134
Proceeds from loans payable to related parties	181,875	-

Net cash provided by (used in) financing activities	662,518	351,134

Effect of exchange rate changes on cash and cash equivalents	(32,433)	24,777

Increase (decrease) in cash and cash equivalents	204,783	551

Cash and cash equivalents, beginning of period	5,668	5,117

Cash and cash equivalents, end of period	$210,451	$5,668

Supplemental disclosures of cash flow information:
Interest paid	$-	$25
Income taxes paid	$-	$1,930

Non-cash financing activities:
Conversion of loans payable to related party to common stock	$39,200	$-

See notes to consolidated financial statements.

VOICESERVE, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

VoiceServe, Inc. (“VoiceServe”) was incorporated in the State of Delaware on December 9, 2005 under the name 4306, Inc.  On February 20, 2007, VoiceServe acquired 100% of the issued and outstanding stock of VoiceServe Limited (“Limited”), a corporation incorporated in the United Kingdom on March 21, 2002, in exchange for 20,000,000 shares of VoiceServe common stock (representing 100% of the issued and outstanding shares of VoiceServe after the exchange).  From October 1, 2006 to February 20, 2007, Limited owned 100% of the issued and outstanding shares of VoiceServe.  Accordingly, this acquisition is being treated as a combination of entities under common control and is being accounted for in a manner similar to pooling of interests accounting.  The consolidated financial statements include the operations of VoiceServe from October 1, 2006 and the operations of Limited from its inception on March 21, 2002.

VoiceServe has had no operations; since February 20, 2007, VoiceServe has been a holding company for its wholly owned subsidiary Limited.  At October 1, 2006, the date of its acquisition by Limited, VoiceServe had no assets and $1,100 in accrued expenses payable.

Limited is engaged in the telephone communications business from its London, United Kingdom office.  It sells communications devices (such as USB VOIP phone devices) and offers customers through its software voice calls over the internet.  The software allows computer users to access the Company’s exchange via the internet and through the exchange connect with numerous sources of telephone communications at discounted rates.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)    Principles of Consolidation

The consolidated financial statements include the accounts of VoiceServe and its wholly owned subsidiary Limited (collectively, the “Company”).  All intercompany balances and transactions have been eliminated in consolidation.

(b)    Basis of presentation

    The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”).

The financial statements have been prepared on a “going concern” basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, as of March 31, 2007, the Company had negative working capital of $46,326 and a stockholders’ deficiency of $16,679.  Further, since inception, the Company has incurred losses of $1,122,103.  These factors create uncertainty as to the Company’s ability to continue as a going concern.  The Company plans to improve its financial condition by raising capital through sales of shares of its common stock.  Also, the Company plans to offer new services and pursue certain acquisition prospects to attain profitable operations.  However, there is no assurance that the Company will be successful in accomplishing these objectives.  The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

VOICESERVE, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

(c)    Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

(d)    Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, net, accounts payable, accrued expenses payable, and loans payable to related parties.  The fair value of these financial instruments approximate their carrying amounts reported in the balance sheets due to the short term maturity of these instruments.

(e)    Foreign Currency Translation

The functional currency of VoiceServe is the United States dollar.  The functional currency of Limited is the United Kingdom pound sterling (“£”).  The reporting currency of the  Company is the United States dollar.  Limited’s assets and liabilities of the Company are translated into United States dollars at the period-end exchange rates ($1.968291 and $1.738609 at March 31, 2007 and March 31, 2006, respectively).  Limited’s revenue and expenses are translated at weighted average exchange rates ($1.877149 and $1.781820 for the years ended March 31, 2007 and March 31, 2006, respectively).  Translation adjustments are included in accumulated other comprehensive income (loss) in the stockholders’ equity section of the balance sheet.

(f)     Cash and Cash Equivalents

    The Company considers all liquid investments purchased with a maturity of three months or less to be cash equivalents.

(g)    Inventory

    Inventory is stated at the lower of cost (first-in, first-out method) or market, with due consideration given to obsolescence and to slow moving items.

VOICESERVE, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

(h)    Property and Equipment, Net

Property and equipment, net is stated at cost less accumulated depreciation.  Depreciation is calculated using an accelerated declining balance basis over the estimated useful  lives of the respective assets.

(i)     Revenue Recognition

Sales of communications devices are recorded when title passes to the customer which is generally at time of shipment to the customer.  Substantially all sales are prepaid by the  customer by credit card.
Revenues from communications air time are recorded when the customer uses the air time.  Substantially all revenues from communications air time are prepaid by the customer  by credit card.

(j)     Advertising

Advertising costs are expensed as incurred and amounted to $2,517 and $24,910 for the years ended March 31, 2007 and 2006, respectively.

(k)    Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with SFAS Nos. 123 and 123(R), “Accounting for Stock-Based Compensation”.  No stock options have been granted and none are outstanding.

(l)     Income Taxes

Income taxes are accounted for under the assets and liability method.  Current income taxes are provided in accordance with the laws of the respective taxing authorities.  Deferred income taxes are provided for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.   Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

VOICESERVE, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
(m)    Net Income (Loss) per Share

    Basic net income (loss) per share is computed on the basis of the weighted average number of common shares outstanding during the period.

Diluted net income (loss) per share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options and convertible securities) outstanding.  Dilutive securities having an anti-dilutive effect on diluted net income (loss) per share are excluded from the calculation.

NOTE 3 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of:

	March 31,
	2007	2006
Equipment	$88,115	$77,832
Fixtures and fittings	1,023	904

Total	89,138	78,736

Less accumulated depreciation	(59,491)	(43,820)

Property and equipment, net	$29,647	$34,916

NOTE 4 – LOANS PAYABLE TO RELATED PARTIES

Loans payable to related parties consisted of:

	March 31,
	2007	2006
Due chief financial officer	$98,512	$-
Due chairman of the board of directors	25,131	-
Due chief operational officer	19,032	-

	$142,675	$-

The loans payable to related parties are all non-interest bearing, unsecured, and due on demand.

VOICESERVE, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE 5 – STOCKHOLDERS’ EQUITY

On October 3, 2005, Limited sold the equivalent of 1,500,000 shares (150,000 shares to an officer of Limited) of its common stock to three individuals at par value.

On November 17, 2005, Limited sold the equivalent of 5,000,000 shares of its common stock to an investor (now the Company chief financial officer) for total consideration of $351,104.

In February and March 2007, VoiceServe sold a total of 1,387,140 shares of its common stock to 15 investors at a price of $.35 per share, or for total consideration of $485,499.

Also in February and March 2007, VoiceServe issued a total of 786,000 shares of its common stock to three parties.  300,000 shares valued at $105,000 were issued to a consultant for services relating to the reverse acquisition described in Note 1 and reflected as a reverse acquisition expense in the consolidated statement of operations.  374,000 shares valued at $130,900 were issued to an existing shareholder for business advisory services and reflected as a selling, general and administrative expense in the consolidated statement of operations.  112,000 shares were issued to an assignee of the chief financial officer in satisfaction of $39,200 in loans payable to related party.

At March 31, 2007, the Company had no stock options or other common stock equivalents outstanding.

NOTE 6 – INCOME TAXES

No provisions for income taxes were recorded in years ended March 31, 2007 and 2006 since the Company incurred losses in those years.

Based on management‘s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset attributable to the future utilization of net operating loss carryforwards as of March 31, 2007 will be realized.  Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements at March 31, 2007.  The Company will continue to review this valuation allowance and make adjustments as appropriate.

NOTE 7 – SEGMENT INFORMATION

The Company operates in one business segment: telephone communications.

VOICESERVE, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

Operating revenues by geographic area follow:

	Year Ended March 31,
	2007	2006
United Kingdom	$77,324	$218,614
Continental Europe	14,435	45,098
Canada	21,216	24,869
Other	39,990	40,915

Total	$152,965	$329,496

In the year ended March 31, 2006, one United Kingdom dealer accounted for 43.5% of total operating revenues.

In the year ended March 31, 2007, one United Kingdom dealer accounted for 35.6% of total operating revenues and one African dealer accounted for 10.6% of total operating revenues.

NOTE 8 – RELATED PARTY TRANSACTIONS

For the years ended March 31, 2007 and 2006, consulting fees paid to officers, directors, and their affiliates totaled $107,951 and $127,032, respectively.  These fees are included in selling, general, and administrative expenses in the accompanying statements of operations.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Rental agreements

Limited presently uses the office of its secretary at no cost under a month to month verbal agreement.  Limited rents inventory storage space under a one year lease agreement expiring October 4, 2007 which provides for quarterly rentals of £1,400 (or $2,756 translated at the March 31, 2007 exchange rate).  For the years ended March 31, 2007 and 2006, rent expense was $18,000 and $17,848, respectively.

NOTE 10 – SUBSEQUENT EVENTS

Sales of common stock- From April  1, 2007 to August 30, 2007, Voiceserve sold a total of 1,154,285 shares of its common stock to nine investors at a price of $.35 per share, or for total consideration of $404,000.

Cancellation of common stock-On August 29, 2007, Voiceserve reached a settlement agreement with a consultant who rendered services relating to the reverse acquisition.  Pursuant to the settlement, 50,000 (of the 300,000 shares issued to this consultant in February 2007) shares of common stock were returned to Voiceserve and cancelled.

Cancellation of common stock-on August 29, 2007, Voiceserve reached a settlement agreement with a consultant who rendered services relating to the reverse acquisition.  Pursuant to the settlement, 50,000 (of the 300,000 shares issued to this consultant in February 2007) shares of common stock were returned to Voiceserve and cancelled.

Investment Agreement- On August 20, 2007, Voiceserve entered into an Investment Agreement with Dutchess Private Equities Fund, Ltd. (the “Investor”). Pursuant to this Agreement, the Investor shall commit to purchase up to $10,000,000 of our common stock over the course of thirty-six (36) months. The amount that we shall be entitled to request from each purchase (“Puts”) shall be equal to, at our election, either (i) up to $250,000 or (ii) 200% of the average daily volume (U.S. market only) of the common stock for the ten (10) trading days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the Put Date. The Put Date shall be the date that the Investor receives a put notice of a draw down by us. The purchase price shall be set at ninety-three percent (93%) of the lowest closing Best Bid price of the Common Stock during the pricing period. The pricing period shall be the five (5) consecutive trading days immediately after the put notice date. There are put restrictions applied on days between the put date and the closing date with respect to that particular put. During this time, we shall not be entitled to deliver another put notice. Further, we shall reserve the right to withdraw that portion of the put that is below seventy-five percent (75%) of the lowest closing bid prices for the 10-trading day period immediately preceding each put notice. Voiceserve shall automatically withdraw that portion of the put notice amount, if the Market Price with respect to that Put does not meet the Minimum Acceptable Price. The Minimum Acceptable Price is defined as seventy-five percent (75%) of the closing bid price of the common stock for the three (3) trading days prior to the Put Date.

In connection with the Agreement, we entered into a Registration Rights Agreement with the Investor (“Registration Agreement”). Pursuant to the Registration Agreement, we are obligated to file a registration statement with the Securities and Exchange Commission (“SEC”) covering 2,335,550 shares of the common stock underlying the Investment Agreement within 15 days after the execution date. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the execution date.

VOICESERVE, INC.

2,335,550 SHARES OF COMMON STOCK
PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

The General Corporation Law of Delaware provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our Certificate of Incorporation provides that we shall indemnify any and all persons whom we shall have power to indemnify to the fullest extent permitted by the Delaware Corporate Law. Article VII of our by-laws provides that we shall indemnify our authorized representatives to the fullest extent permitted by the Delaware Corporate Law. Our by-laws also permit us to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$25.10
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$10,000
Legal fees and expense	$10,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,025.10

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Delaware on December 9, 2005 as 4306, Inc. and 100,000 shares of common stock were issued to Michael Raleigh. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Raleigh had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.

This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction. On October 1, 2006 Voiceserve, Ltd. purchased the 100,000 shares from Michael Raleigh, the sole officer, director and shareholder of the Company, for an aggregate of $32,500 in cash.

On February 20, 2007, we entered into a share exchange agreement with Voiceserve Limited pursuant to which we acquired all of the outstanding capital stock of Voiceserve in exchange for the issuance of 20,000,000 shares of our common stock to the Voiceserve shareholders. In addition, as further consideration for the acquisition, Voiceserve Limited agreed to cancel its 100,000 shares of our outstanding common stock. The 20,000,000 shares of common stock were issued to in the following manner:

Aron Sandler	5,000,000
Alexander Ellison	3,375,000
Michael Bibelman	3,375,000
Mike Ottie	4,500,000
Andrew Millet	150,000
Pinchas Stefansky	225,000
Ansgar Felbar	1,125,000
Daphne Arnstein	1,125,000
Rachel Weisbart	1,125,000

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On February 20, 2007 we issued 300,000 shares to Ludlow Capital, Inc. for business management services valued at $0.35 per share to the Company. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, this shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On August 29, 2007, we reached a settlement agreement with Ludlow Capital pursuant to which Ludlow agreed to receive a total of 250,000 shares of which 125,000 shares were registered in our previous registration statement and the additional 125,000 shares are restricted in accordance with Rule 144 of the Securities Act of 1933.  The additional 50,000 shares were returned to shares and cancelled.

In March 2007, we completed a Regulation D Rule 506 offering in which we sold 2,653,425 shares of common stock to 25 investors, at a price per share of $.35 for an aggregate offering price of $928,699. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Yonah Reich	142,857
MBH Investments	285,714
Seaford Funding Ltd.	428,572
Jenny Baum	85,714
Sylvain Baum	85,714
Michelle Seligmann	85,714
Michael De Vries	85,714
Moscheh Mreese	50,000
Mordechai Halpern	142,857
Patrick Juchli	230,000
Evelyn Stefansky	85,714
Pinchas Stefansky	85,714
Bernard Oppenheim	100,000
Jacob Halpern	142,857
Judith De Vries	85,714
Rivkah De Vries	85,714
Leah De Vries	85,714
Elchonon Lipshitz	85,714
Ellis AG	100,000
Shoshana Sandler	112,000
Manuela Mreese	50,000
Ari Rothbard	2,857
Zvi Salomon	2,857
Ari Itzinger	2,857
Ettel Salomon	2,857

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in February 2006 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

In April 2007, we issued 374,000 shares to Ansgar Felbar for business services rendered at $0.35 per share to the Company. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, this shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27.                      EXHIBITS.

EXHIBIT
NUMBER	DESCRIPTION
3.1	Articles of Incorporation and Amendment (1)
3.2	By-Laws (1)
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Investment Agreement Dated August 20, 2007, by and between the Company and Dutchess Private Equities Fund Ltd. (2)
10.2	Registration Rights Agreement dated August 20, 2007, by and between the Company and Dutchess Private Equities Fund Ltd. (2)
23.1	Consent of Michael T. Studer, CPA, P.C.
23.2	Consent of Counsel, as in Exhibit 5.1

(1) Incorporated by reference to Form SB-2 filed on July 12, 2007 (File No. 333-142639)
(2) Incorporated by reference to Form 8-K filed on August 21, 2007 (File No. 000-51882)

ITEM 28.                      UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a) Rule 415 Offering Undertaking:

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230.424);

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Edgware, Middlesex in the United Kingdom on August 30, 2007.

By:	/s/ Michael Bibelman
Michael Bibelman
Chief Executive Officer and Director

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Michael Bibelman, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

            Name                                                      Title                                                            Date
By:	/s/ Michael Bibelman	Chief Executive Officer and Director	August 30, 2007
Michael Bibelman

By:	/s/ Aron Sandler	Chief Financial Officer and Director	August 30, 2007
Aron Sandler

By:	/s/ Michael Ottie	Chief Operational Officer and Director	August 30, 2007
Michael Ottie

By:	/s/ Alexander Ellinson	President and Director	August 30, 2007
Alexander Ellinson